UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2016
_________________________

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

155 Harlem Ave., Glenview, IL		60025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 847-724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On August 4, 2016, the Company’s Board of Directors elected Jay L. Henderson as a director to serve until the May 2017 Annual Meeting and determined him to be independent. Mr. Henderson, age 60, retired as Vice Chairman, Client Service of PricewaterhouseCoopers LLP (“PwC”) in June 2016, having served in that capacity since 2007. Previously, he served as PwC’s Greater Chicago Market Managing Partner from 2003 to 2013 and Managing Partner of the Cleveland Office from 1993 to 2002. He is also a director of Northern Trust Corporation and has been nominated to stand for election as a director of The J.M. Smucker Company at the company’s annual meeting of shareholders on August 17, 2016. Mr. Henderson has been appointed to the Audit and Corporate Governance & Nominating Committees of the Company.

Mr. Henderson will participate in the standard non-employee director compensation arrangements described in the Company’s 2016 proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: August 4, 2016	By: /s/ E. Scott Santi
E. Scott Santi
Chairman and Chief Executive Officer